UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

STAGWELL INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-13718	86-1390679
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One World Trade Center, Floor 65, New York, NY 10007

(Address of principal executive offices and zip code)

(646) 429-1800
(Registrant’s Telephone Number)

MDC Stagwell Holdings Inc.
(Former name or form address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Subordinate Voting Shares, $0.001 par value	MDCA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On August 2, 2021 (the “Closing Date”), Stagwell Inc. (the “Company”) announced that it had consummated the previously announced combination of MDC Partners Inc. (“MDC”) and certain subsidiaries of Stagwell Media LP (“Stagwell Media”) pursuant to that certain Transaction Agreement, dated as of December 21, 2020, as amended on June 4, 2021 and July 8, 2021 (the “Transaction Agreement”), by and among Stagwell, MDC, New MDC LLC (“New MDC”) and Midas Merger Sub 1 LLC (“Merger Sub”) (the transactions contemplated by the Transaction Agreement, the “Transactions”).

Pursuant to the Transaction Agreement, MDC domesticated from a Canadian corporation to a Delaware corporation (“MDC Delaware”). Thereafter, MDC Delaware merged with Merger Sub (the “MDC Merger”), with MDC Delaware continuing as the surviving corporation (“OpCo”) and wholly-owned subsidiary of New MDC. Following the MDC Merger, OpCo converted into a limited liability company and changed its name to “Midas OpCo Holdings LLC”. Concurrent with the MDC Merger, New MDC converted into a Delaware corporation and, after the MDC Merger, succeeded MDC Delaware as the publicly-traded company under the name “MDC Stagwell Holdings Inc.” (“MDC Stagwell Holdings”).

On the Closing Date, Stagwell Media contributed (i) to OpCo, the issued and outstanding equity interest of Stagwell Marketing Group Holdings LLC (“SMGH”), the direct owner of the Stagwell Media subsidiaries that own and operate a portfolio of marketing services companies, in exchange for 179,970,051 common units of OpCo (“OpCo Common Units”) and (ii) to MDC Stagwell Holdings, $1,800 in cash in exchange for 179,970,051 shares of the Company’s class C common stock, par value $0.00001 per share (“Class C Common Shares”) (such contributions, the “Stagwell Contributions”). Following the Stagwell Contributions, MDC Stagwell Holdings changed its name to “Stagwell Inc.”

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Documents

On the Closing Date, pursuant to the terms of the Transaction Agreement, the Company entered into additional agreements, including, among others:

•	a Registration Rights Agreement (the “Registration Rights Agreement”) among the Company, Stagwell Media and certain Stagwell Media affiliates, pursuant to which, among other things and subject to certain restrictions, the Company is required to file with the SEC a registration statement on Form S-3 registering for resale certain of the Company’s Class A common shares, par value $0.001 per share (“Class A Shares”) and to conduct certain underwritten offerings upon the request of holders of registrable securities. The Registration Rights Agreement provides that no shares will be sold thereunder prior to the date that is 91 days after the Closing Date. The Registration Rights Agreement also provides holders of registrable securities with certain customary piggyback registration rights;

•	a Tax Receivable Agreement (the “Tax Receivable Agreement”) among the Company, OpCo and Stagwell Media, pursuant to which the Company agreed to pay Stagwell Media eighty-five percent (85%) of the cash savings, if any, with respect to U.S. federal, state and local income tax or franchise tax actually realized in connection with the Transactions and the terms of the Tax Receivable Agreement; and

•	an Information Rights Letter Agreement (the “Information Rights Letter Agreement”) among Stagwell Media, Stagwell Group LLC and Stagwell Agency Holdings LLC (collectively, the “Stagwell Parties”) and the Company, pursuant to which the Stagwell Parties are provided the right to (i) receive the Company’s annual and quarterly financial statements, (ii) access the Company’s records and premises and (iii) to receive additional financial and operating data reasonably requested by the Stagwell Parties. The Information Rights Letter Agreement terminates when the Stagwell Parties no longer beneficially own more than ten percent (10%) of the then issued and outstanding voting securities of the Company.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the Registration Rights Agreement, the Tax Receivable Agreement and the Information Rights Letter Agreement, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively and each of which is incorporated by reference into this Item 1.01. A summary of the material terms of each of the agreements described above is also contained in MDC’s definitive proxy statement/prospectus filed on Form 424B3 on May 10, 2021 as supplemented on July 12, 2021 and July 19, 2021 (the “Proxy Statement/Prospectus”).

Amended and Restated Credit Agreement

On the Closing Date, OpCo, Maxxcom LLC and Stagwell Marketing Group LLC entered into an Amended and Restated Credit Agreement by and among OpCo, Maxxcom LLC, Stagwell Marketing Group LLC, as borrowers, and each other subsidiary of OpCo that is a loan party, JPMorgan Chase Bank, N.A. as Administrative Agent, and various lenders party thereto (the “Combined Credit Agreement”). The Combined Credit Agreement consists of a $500 million senior secured revolving credit facility with a five year maturity and contains sub-limits for revolving loans and letters of credit of $50 million for loans denominated in pounds sterling or euros. The Combined Credit Agreement also includes an accordion feature under which the borrowers may request, subject to lender approval and certain conditions, to increase the amount of the lenders’ commitments to an aggregate amount not to exceed $650 million. The Combined Credit Agreement will be used for (i) repayment of certain existing debt including the Existing Credit Agreement and certain other indebtedness of the borrowers and (ii) general corporate purposes of the borrowers and their subsidiaries.

Borrowings under the Combined Credit Agreement bear interest at a rate equal to, at the borrowers’ option, (i) the greatest of (a) the prime rate of interest announced from time to time by JP Morgan Chase Bank, N.A., (b) the federal funds effective rate from time to time plus 0.50% and (c) the LIBOR rate plus 1%, in each case, plus the applicable margin (calculated based on the borrowers’ total leverage ratio) at that time or (ii) the LIBOR rate plus the applicable margin (calculated based on the borrowers’ total leverage ratio) at that time. The borrowers are also required to pay an unused revolver fee to the lenders under the Combined Credit Agreement in respect of the unused commitments thereunder ranging from 0.15% to 0.30% of unused commitments depending on the total leverage ratio, as well as customary letter of credit fees.

Advances under the Combined Credit Agreement may be prepaid in whole or in part from time to time without penalty or premium. The Combined Credit Agreement commitment may be reduced by the borrowers from time to time. Principal amounts outstanding under the Combined Credit Agreement are due and payable in full at maturity within five years of the date of the Combined Credit Agreement.

All obligations under the Combined Credit Agreement are guaranteed by all of our present and future material domestic subsidiaries, subject to customary exceptions. All obligations under the Combined Credit Agreement, and the guarantees of such obligations, are secured, subject to permitted liens, and other exceptions and exclusions, by first priority security interests in substantially all of the borrowers’, and substantially all of borrowers’ present and future material domestic subsidiaries’, now owned and subsequently acquired property and assets and all proceeds and products thereof, other than, among other customary exceptions, certain equity interests in foreign subsidiaries or holding companies thereof; and substantially all of the stock (or other ownership interests) of each of the borrowers’ present and future material domestic subsidiaries and all proceeds and products thereof.

The Combined Credit Agreement contains a number of covenants that, among other things, will restrict, subject to certain exceptions, the borrowers’ ability to: incur additional indebtedness (including hedging transactions) and issue capital stock; create liens; engage in mergers or consolidations; provide guarantees or acquire shares; sell, purchase, acquire or transfer assets; pay dividends and distributions or repurchase capital stock; make investments, loans or advances; engage in sale and leaseback transactions; make certain payments such as subordinated debt; enter into certain restrictive agreements such as negative pledges and restrictions on distributions with respect to equity; enter into banking relationships with financial institutions other than the lenders under the Combined Credit Agreement; amend governing documents if such amendments would be adverse to the lenders under the Combined Credit Agreement; enter into swap agreements, including hedges; make banking arrangements with lenders other than the syndicate lenders under the Combined Credit Agreement; engage in certain transactions with affiliates; and expand our business outside of current lines. In addition, the Combined Credit Agreement contains a number of financial covenants, that, among other things, require the borrowers to maintain: (i) a total leverage ratio on the last day of any fiscal quarter of 4.75:1.00 from the Closing Date through and including December 31, 2021; (ii) a total leverage ratio on the last day of any fiscal quarter of 4.50:1.00 from March 31, 2022 through and including December 31, 2022; and a total leverage ratio on the last day of any fiscal quarter of 4.25:1.00 from March 31, 2023 and thereafter. The Combined Credit Agreement also contains certain customary affirmative covenants and events of default, including upon the occurrence of a change of control.

The description of the Combined Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the A&R Credit Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with the completion of the Transactions, all outstanding obligations in respect of principal, interest and fees under that certain Second Amended and Restated Credit Agreement, dated as of May 3, 2016, by and among MDC, Maxxcom LLC, as borrowers, and each other subsidiary of MDC that is a loan party, Wells Fargo Capital Finance LLC, as Administrative Agent, and various lenders party thereto (the “Existing Credit Agreement”) were repaid in full and, on the Closing Date, all commitments under the Existing Credit Agreement were terminated.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note and under Items 1.01, 1.02, 3.02, 5.02 of this Current Report is incorporated by reference into this Item 2.01.

Pursuant to the Transaction Agreement, following the MDC Merger, each share of MDC Delaware’s Class A common stock, par value $0.001 per share, Class B common stock, par value $0.001 per share, Series 4 Convertible Preferred Stock and Series 6 Convertible Preferred Stock outstanding immediately prior to the MDC Merger was converted into the right to receive one share of the Company’s Class A common stock, par value $0.001 per share, Class B common stock, par value $0.001 per share, Series 4 Convertible Preferred Share, or Series 6 Convertible Preferred Share, as applicable, with the same rights, powers, preferences and privileges immediately prior to the MDC Merger. Following the Stagwell Contributions, the Company issued 179,970,051 Class C Common Shares to Stagwell.

Pursuant to the Transaction Agreement, following the MDC Merger, each holder of MDC Incentive Awards will hold the same number of the Company’s Incentive Awards as the number of MDC Incentive Awards such holder held prior to the MDC Merger, governed by the same terms and conditions, except that the security referenced under or issuable upon exercise or settlement of each such award will be the Company’s common shares.

The Proxy Statement/Prospectus sets forth certain additional information regarding the Transactions. In addition, the foregoing description of the Transactions is qualified in its entirety by reference to the Transaction Agreement, copies of which are attached as Exhibits 2.1 to the Current Report on Form 8-K filed on December 22, 2021, Exhibit 2.1 to the Current Report on Form 8-K filed on June 7, 2021 and Exhibit 2.1 to the Current Report on Form 8-K filed on July 9, 2021, and are incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The information set forth in the Introductory Note and Item 1.01 of this Current Report is incorporated by reference into this Item 3.02. Pursuant to the Transaction Agreement, on the Closing, Stagwell Inc. issued 179,970,051 Class C Common Shares to Stagwell. The Class C Common Shares were issued in reliance upon an exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Class C Common Shares may not be offered or sold in the United States absent registration with the SEC or an applicable exemption from the registration requirements.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation and Appointment of Directors

In connection with the Transactions and effective as of the Closing Date, Asha Daniere delivered an executed letter resigning as a member of the Board of Directors (the “Board”) of the Company effective as of the Closing Date.

In connection with the Transactions and effective as of the Closing Date, as previously disclosed, the Board is comprised of eight directors, who are Mark Penn, Ambassador Charlene Barshefsky, Brad Gross, Secretary Rodney Slater, Brandt Vaughn, Wade Oosterman, Desiree Rogers, and Irwin D. Simon. The composition of the standing committees of the Board, as of the Closing Date, are as follows: (i) the audit committee is comprised of Wade Oosterman, Ambassador Charlene Barshefsky and Irwin Simon, with Mr. Oosterman as the chair, (ii) the human resources and compensation committee is comprised of Desiree Rogers, Irwin Simon and Bradley Gross, with Ms. Rogers as the chair and (iii) the nominating and corporate governance committee is comprised of Irwin Simon, Ambassador Charlene Barshefsky and Desiree Rogers, with Mr. Simon as the chair.

Resignation and Appointment of Officers

In connection with the Transactions and effective as of the Closing Date, Jay Leveton, a Partner of Stagwell, became the President of the Company and Ryan Greene, the Chief Financial Officer of Stagwell, became the Chief Operating Officer of the Company.

As previously disclosed in MDC’s Current Report on Form 8-K filed with the SEC on July 19, 2021, effective on the Closing Date, David Ross has ceased to be an officer of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On the Closing Date, the Company filed a Second Amended and Restated Certificate of Incorporation (the “Second A&R Certificate of Incorporation”) to (1) change its name to “Stagwell Inc.”, (2) authorize the issuance of 95,000 shares designated as the “Series 8 Convertible Preferred Stock”, par value $0.001, and 30,000,000 shares designated as the “Series 9 Convertible Preferred Stock”, par value $0.001 per share, and (3) include the certificates of designation of such Series 8 Convertible Preferred Stock and Series 9 Convertible Preferred Stock with the Secretary of the State of Delaware. The Second A&R Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Effective as of the Closing Date, the Company also adopted amended and restated by-laws, a copy of which is attached hereto as Exhibit 3.2 (the “A&R Bylaws”) and incorporated herein by reference.

The foregoing description of the Second A&R Certificate of Incorporation and A&R Bylaws is not complete and is qualified in its entirety by reference to the Second A&R Certificate of Incorporation and A&R Bylaws.

Item 8.01	Other Events.

On August 2, 2021, the Company issued a press release announcing the consummation of the Transactions. The press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of business acquired

The (i) audited consolidated balance sheets of Stagwell Marketing Group LLC as of December 31, 2020 and 2019, and the audited consolidated statements of operations, comprehensive income, changes in equity and cash flows of Stagwell Marketing Group LLC for each of the three years ended December 31, 2020, 2019 and 2018, and the notes related thereto. and (ii) unaudited consolidated balance sheets of Stagwell Marketing Group LLC as of March 31, 2021 and 2020, and the unaudited consolidated statements of operations, comprehensive income, changes in equity and cash flows of Stagwell Marketing Group LLC for the three months ended March 31, 2021 and 2020, are filed as Exhibit 99.2 and Exhibit 99.3, respectively, to this Form 8-K and incorporated herein by reference.

(b) Pro forma financial information

The financial statements required by this item will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits.

3.1	Second Amended and Restated Certificate of Incorporation of Stagwell Inc., dated August 2, 2021.
3.2	Amended and Restated Bylaws of Stagwell Inc., dated August 2, 2021.
10.1	Registration Rights Agreement, dated August 2, 2021, by and among MDC Stagwell Holdings Inc. and the Stagwell Parties (as defined therein).
10.2	Tax Receivable Agreement, dated August 2, 2021, by and among the MDC Stagwell Holdings Inc., Midas OpCo Holdings LLC and Stagwell Media LP.
10.3	Information Rights Letter Agreement, dated August 2, 2021, by and among the MDC Stagwell Holdings Inc., Stagwell Media LP, Stagwell Group LLC and Stagwell Agency Holdings LLC.
10.4	Amended and Restated Credit Agreement, dated August 2, 2021, by and among Midas OpCo Holdings LLC, Maxxcom LLC and Stagwell Marketing Group LLC, and JP Morgan Chase Bank, N.A., as lead arranger, bookrunner and administrative agent for the lenders, Wells Fargo Bank, N.A. as joint bookrunner and joint lead arranger, Bank of America, N.A. as joint bookrunner, joint lead arranger and syndication agent, lenders.
99.1	Press release of Stagwell Inc., dated August 2, 2021.
99.2	The audited consolidated balance sheets of Stagwell Marketing Group LLC as of December 31, 2020 and 2019, and the audited consolidated statements of operations, comprehensive income, changes in equity and cash flows of Stagwell Marketing Group LLC for each of the three years ended December 31, 2020, 2019 and 2018, and the notes related thereto.
99.3	The unaudited consolidated balance sheets of Stagwell Marketing Group LLC as of March 31, 2021 and 2020, and the unaudited consolidated statements of operations, comprehensive income, changes in equity and cash flows of Stagwell Marketing Group LLC for the three months ended March 31, 2021 and 2020.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2021

STAGWELL INC.

By:	/s/ Frank Lanuto
Frank Lanuto
Chief Financial Officer